UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 24, 2026

Modine Manufacturing Company

(Exact Name of registrant as specified in its charter)

Wisconsin	001-01373	39-0482000
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1500 DeKoven Avenue, Racine, Wisconsin	53403
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(262) 636-1200

(Former name or former address, if changed since last report.)	N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of Each Class	Trading Symbol	Name of each exchange on which registered
Common stock, par value $0.625	MOD	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure.

Effective April 1, 2026, Modine Manufacturing Company (the “Company”) reorganized its Climate Solutions segment and split it into two separate operating segments: 1) Data Centers and 2) Commercial HVAC. The Company believes that managing these businesses independently will allow it to better deploy its 80/20 strategy focused on capitalizing on growth opportunities, particularly in the Data Centers business, and optimizing profit margins and cash flow.

Beginning with its reporting for the first quarter of fiscal 2027, the Company will report the financial results of its three operating segments: 1) Data Centers; 2) Commercial HVAC and 3) Performance Technologies. The Company’s revised reporting segments are consistent with how the Company’s chief operating decision maker is assessing operating performance and allocating capital resources following the realignment of its segment structure. The segment realignment had no impact on the financial results of the Performance Technologies segment or the Company’s consolidated financial position, results of operations, and cash flows.

In January 2026, the Company and Gentherm Incorporated (“Gentherm”) announced that they had entered into definitive agreements whereby the Company will spin-off and simultaneously combine its Performance Technologies segment businesses with Gentherm in a Reverse Morris Trust transaction. The Company anticipates this transaction will close by the end of calendar 2026, subject to approval by Gentherm’s shareholders and other customary closing conditions. Since the pending spin-off does not constitute a sale under U.S. GAAP, the Company has not classified the assets and liabilities of its Performance Technologies segment as held for sale. The Company expects, however, to classify the Performance Technologies segment as a discontinued operation starting in the period the transaction is completed.

The Company is furnishing this Form 8-K to provide investors with unaudited historical segment operating and adjusted financial results, consistent with its new reporting structure. The schedules in Exhibit 99.1 to this Current Report on Form 8-K provide unaudited financial information on the basis of the Company’s new reporting segments for the previously-reported quarters and full year fiscal 2026.

The segment realignment discussed above and presented in Exhibit 99.1 hereto does not represent a restatement of previously issued financial statements. The information in this Item 7.01, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liabilities of that section, and shall not be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except as shall be expressly set forth by specific reference in such filing.

Non-GAAP Financial Disclosures

Adjusted EBITDA and adjusted EBITDA margin, as used in Exhibit 99.1 hereto, are not measures defined in generally accepted accounting principles (“GAAP”). These non-GAAP measures are used by management as performance measures to evaluate the Company’s overall financial performance and liquidity. These measures are not, and should not be viewed as, substitutes for the applicable GAAP measures, and may be different from similarly-titled measures used by other companies.

The Company defines adjusted EBITDA as net earnings excluding interest expense, the provision or benefit for income taxes, depreciation and amortization expenses, other income and expense, restructuring expenses, impairment charges, pension termination charges, acquisition and disposition costs, and certain other gains or charges. Adjusted EBITDA margin represents adjusted EBITDA as a percentage of net sales. The Company believes that adjusted EBITDA and adjusted EBITDA margin provide relevant measures of profitability and earnings power. The Company views these financial metrics as being useful in assessing operating performance from period to period by excluding certain items that it believes are not representative of its core business. Adjusted EBITDA, when calculated for the business segments, is defined as operating income excluding depreciation and amortization expenses, restructuring expenses, impairment charges, and certain other gains or charges.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

The following exhibits are being furnished herewith:

99.1

Recast unaudited segment financial information – for the quarter ended June 30, 2025; the quarter ended September 30, 2025; the quarter ended December 31, 2025; and the quarter and fiscal year ended March 31, 2026.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MODINE MANUFACTURING COMPANY
(Registrant)

By:	/s/ Michael B. Lucareli
Michael B. Lucareli
Executive Vice President, Chief Financial Officer

Date: July 24, 2026

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